                                                                  Exhibit 10.105


                                 AMENDMENT NO. 1
                                       TO
                       JUNIOR SECURED DEBTOR-IN-POSSESSION
                            CREDIT FACILITY AGREEMENT



      This AMENDMENT NO. 1 TO JUNIOR SECURED DEBTOR-IN-POSSESSION CREDIT FACILITY AGREEMENT, dated as of May 19, 2005 (this "Amendment"), is by and among
(a) US AIRWAYS, INC., a Delaware corporation, as Borrower (the "Borrower"), (b) US AIRWAYS GROUP, INC., a Delaware corporation (the "Parent"), PSA AIRLINES, INC., a Pennsylvania corporation, PIEDMONT AIRLINES, INC., a Maryland corporation, and MATERIAL SERVICES COMPANY, INC., a Delaware corporation, as Guarantors (collectively, the "Guarantors"), each of Borrower and Guarantors (collectively, the "Loan Parties") being a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and (c) EASTSHORE AVIATION, LLC, as Lender (the "Lender").

                              W I T N E S S E T H:

      WHEREAS, Borrower, Parent, the Guarantors and Lender are parties to a Junior Secured Debtor-In-Possession Credit Facility Agreement, dated as of February 18, 2005 (the "Credit Facility" and, as amended by this Amendment, the "Agreement"), providing for, among other things, a DIP Credit Facility to be provided to Borrower by Lender;

      WHEREAS, Parent has subsequently executed those certain Investment Agreements (each an "Investment Agreement" and collectively the "Investment Agreements"), each dated as of May 19, 2005, with Par Investment Partners, L.P., Peninsula Investment Partners, L.P. and ACE Aviation Holdings Inc., respectively (each an "Other Investor" and collectively the "Other Investors"), pursuant to which the Other Investors have agreed to invest in Parent, subject to the terms and conditions contained in the Investment Agreements; and

      WHEREAS, Parent has entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 19, 2005, by and among Parent, America West Holdings Corporation ("West") and Barbell Acquisition Corp. ("Merger Sub"), attached hereto as Exhibit A, pursuant to which Merger Sub is to be merged with and into West (the "Merger"); and

      WHEREAS, in light of the proposed Merger and investments by the Other Investors, the parties hereto wish to enter into this Amendment to amend certain terms of the Credit Facility to provide for the conversion of the Loans under the Credit Facility into New Common Stock of the Company upon consummation of the Merger and the investments by the Other Investors.

      NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

      SECTION 1. Certain Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Credit Facility.

      SECTION 2. Effectiveness of this Amendment. This Amendment (except for
Section 3 of this Amendment) shall be effective upon the satisfaction or waiver of each condition to Lender's obligations contained in the Investment Agreement attached hereto as Exhibit A (the "Lender Investment Agreement"). If the Closing does not occur under the Lender Investment Agreement, the Credit Facility shall remain unchanged. In any event, all provisions of the Credit Facility not specifically amended by this Amendment will remain unchanged and in full force and effect. Section 3 of this Amendment is effective as of the date hereof.

      SECTION 3. Amendment to Section 2.02(c). Section 2.02(c) of the Credit Facility is amended to read in its entirety as follows:

"(c) a $25 million single lump sum advance (the "Tranche C Loan") on the latest of (i) June 24, 2005, (ii) three Business Days after the Lender has delivered any aircraft to the Borrower pursuant to the JSA Agreement; and (iii) the entry by the Bankruptcy Court of an order approving the Disclosure Statement in the Chapter 11 Case; provided, however, that in no event shall such advance occur later than September 30, 2005 (such later date, the "Tranche C Borrowing Date"), and provided further, however, that in the event that the Maturity Date shall have occurred prior to the Tranche C Borrowing Date (such event being referred to as a "Maturity Event"), then (x) if the Maturity Event arises as a result of the occurrence of the Effective Date and the Borrower's repayment of the Loans by means of the Shares Repayment Alternative prior to the Maturity Date, the Lender shall remit to the Reorganized Parent an amount equal to the Tranche C Loan on the Tranche C Borrowing Date, not as a Loan, but as an equity payment in consideration of the New Common Stock issued to the Lender pursuant to the Share Repayment Alternative, in full satisfaction of the obligation of the Lender and the Borrower in respect of the Tranche C Loan, and (y) if such Maturity Event arises for any reason other than the occurrence of the Effective Date prior to the Maturity Date, then neither the Lender nor the Borrower shall have any further obligation with respect to the Tranche C Loan. Notwithstanding the foregoing, if the Tranche C Borrowing Date occurs at any time in which a break-up fee of $3,000,000 may be payable pursuant to Section 8.02(b) of the Investment Agreement with Par Investment Partners, L.P., a break-up fee of $1,500,000 may be payable pursuant to Section 8.02(b) of the Investment Agreement with Peninsula Investments Partners, L.P. or any other similar break-up fee may be payable to any other investor, then an amount equal to the aggregate amount of such break-up fees shall be withheld from the Tranche C Loan and placed in an escrow account (the "Escrow") on terms reasonably acceptable to the Lender. Upon any payment of any such break-up fees other than in connection with an investment by a replacement investor pursuant to the Bidding Procedures (as defined in the Investment Agreements), funds in the Escrow equal to the amount of the break-up fees paid shall be released from the Escrow and returned to the Lender, and upon such time as it is determined that any such break-up fees will not in any event be payable (whether due to the closing of the related investment or otherwise) or upon the approval by the Bankruptcy Court of a replacement investor pursuant to the Bidding Procedures which results in any such break-up fees being paid, then funds in the Escrow equal to the amount of such break-up fees will be released to the Borrower as part of the Tranche C Loan. Funds in the Escrow will not be considered part of the Tranche C Loan and will not accrue interest hereunder unless and until released to the Borrower, and upon the occurrence of any Event of Default any funds in the Escrow will be released to the Lender.

      SECTION 4. Amendment to Section 2.04(a). Section 2.04(a) of the Credit Facility is amended to read in its entirety as follows:

      "(a) Subject to Section 2.11 hereof, the Borrower hereby unconditionally promises to pay, in cash, to the Lender the aggregate outstanding principal amount of each of the Loans on the Maturity Date; provided, however, that if the Borrower shall not have prepaid the Loans pursuant to Section 2.05, and the Chapter 11 Plan shall become effective, the Reorganized Parent shall issue to the Lender under the Chapter 11 Plan, in lieu of a cash payment, and the Lender shall accept in full satisfaction of Borrower's obligations to repay the Loans (the "Shares Repayment Alternative"), that number of shares of common stock of the Reorganized Parent (the "New Common Stock") as provided in the Lender Investment Agreement."

      Schedule 1 of the Credit Facility is hereby deleted in its entirety.

      SECTION 5. Deletion of Section 6.09(b). Section 6.09(b) of the Credit Facility is deleted in its entirety, and replaced by the following:

      "(b) INTENTIONALLY OMITTED"

      SECTION 6. Deletion of Section 6.09(c). Section 6.09(c) of the Credit Facility is deleted in its entirety, and replaced by the following:

      "(c) INTENTIONALLY OMITTED"

      SECTION 7. Amendment to Section 6.09(d). Section 6.09(d) of the Credit Facility is amended to read in its entirety as follows:

      "(d) Stockholders Agreement. The Lender and the Reorganized Parent each agrees to enter into a stockholders agreement with the other Substantial Investor(s), substantially in the form attached hereto as Exhibit C."

      SECTION 8. Deletion of Section 6.09(e). Section 6.09(e) of the Credit Facility is deleted in its entirety, and replaced by the following:

      "(e) INTENTIONALLY OMITTED"

      SECTION 9. Amendment to Section 9.03(a). Section 9.03(a) of the Credit Facility is amended to read in its entirety as follows:

      "(a) Subject to Section 2.11 hereof, the Loan Parties jointly and severally agree to pay in accordance with the provisions of the DIP Order all reasonable out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of counsel for the Lender (i) whether or not the transactions contemplated hereby are consummated, in connection with the Lender's due diligence investigation of the Loan Parties, the negotiation of the term sheet related to the DIP Credit Facility, the negotiation, execution and delivery of this Agreement and the other Loan Documents, (ii) in connection with consummation of the transactions contemplated by this Agreement, the Merger Agreement, the Lender Investment Agreement and the other Loan Documents, (iii) in connection with the Lender's participation in the Chapter 11 Case and the formulation of the Chapter 11 Plan, (iv) in connection with the enforcement or protection of its rights under this Agreement and the other Loan Documents upon entry of the final DIP Order, and (v) in connection with the preservation of, or the sale of, collection from or other realization upon any of the Collateral; provided, however, that reimbursement pursuant to clause (i) through (iv) above shall not exceed the sum of: $350,000 plus (b) filing fees, incurred in connection with any required filings under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended."

      SECTION 10. Ratification of Credit Facility. Except as expressly amended by the provisions hereof, the Credit Facility shall remain in full force and effect in accordance with the terms and provisions thereof, which terms and provisions are hereby ratified and confirmed in all respects by the Parties hereto. Except as expressly provided herein, this Amendment shall not be deemed to be a waiver of or consent to, or a modification or amendment of, any other term or condition contained in the Credit Facility or any other agreement, document or instrument delivered pursuant thereto, or to prejudice any other rights which any party to the Credit Facility may now have or may have in the future under or in connection with the Credit Facility or any such other agreement, document or instrument, as the same may be amended or otherwise modified from time to time. On and after the date of this Amendment, each reference in the Credit Facility to "this Agreement," "hereunder," "herein" or words of like import shall mean and be a reference to the Credit Facility as amended by this Amendment.

      SECTION 11. The provisions of Article IX of the Credit Facility are hereby incorporated by reference in this Amendment, mutatis mutandis, with the same force and effect as if set forth herein.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                    US AIRWAYS, INC.,
                                    Debtor and Debtor-in-Possession,
                                    as Borrower,

                                    By: /s/ Bruce R. Lakefield
                                       -----------------------------
                                       Name:  Bruce R. Lakefield
                                       Title: President and Chief
                                              Executive Officer



                                    US AIRWAYS GROUP, INC.,
                                    Debtor and Debtor-in-Possession,
                                    as Guarantor,

                                    By: /s/ Bruce R. Lakefield
                                       -----------------------------
                                       Name:  Bruce R. Lakefield
                                       Title: President and Chief
                                              Executive Officer



                                    PSA AIRLINES, INC.,
                                    Debtor and Debtor-in-Possession,
                                    as Guarantor,

                                    By: /s/ Keith D. Houk
                                       -----------------------------
                                       Name:  Keith D. Houk
                                       Title: President and Chief
                                              Executive Officer


                                    PIEDMONT AIRLINES, INC.
                                    Debtor and Debtor-in-Possession,
                                    as Guarantor,

                                    By: /s/ Stephen R. Farrow
                                       -----------------------------
                                       Name:  Stephen R. Farrow
                                       Title: President and Chief
                                              Executive Officer

                                    MATERIAL SERVICES COMPANY, INC.
                                    Debtor and Debtor-in-Possession,
                                    as Guarantor,

                                    By: /s/ Ronald Stanley
                                       -----------------------------
                                       Name:  Ronald Stanley
                                       Title: Chief Financial Officer



                                    EASTSHORE AVIATION, LLC
                                    as Lender

                                    By: /s/ Geoffrey T. Crowley
                                       -----------------------------
                                       Name:  Geoffrey T. Crowley
                                       Title: President